EXHIBIT 23.1

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS CONSENT




We consent to incorporation by reference into the registration statement on Form S-8 of Rushmore Financial Group, Inc. of our report dated April 12, 2002, relating to the consolidated balance sheet of Rushmore Financial Group, Inc. and subsidiaries as of December 31, 2001 and the related consolidated statements of operations, shareholders' equity, and cash flows for the years ended December 31, 2001 and 2000, which report appears in the 2001 annual report on Form 10-KSB of Rushmore Financial Group, Inc.



  /s/ Grant Thornton LLP
----------------------------
Grant Thornton LLP


Dallas, Texas
November 25, 2002